EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We consent to the incorporation by reference in Registration Statement No. 333-38242 on Form S-3 and Registration Statements No. 33-65330, No 33-80043, No. 333-38210 and No. 333-38214 on Forms S-8 of Ener1, Inc. ("the Company"), Inc. of our report dated February 28, 2003, (which report expresses an unqualified opinion and includes an explanatory paragraph related to substantial doubt about the Company's ability to continue as a going concern) which appears in this annual report on Form 10-KSB of Ener1, Inc., for the year ended December 31, 2002.



                                                           KAUFMAN, ROSSIN & CO.